Exhibit 4.1

FORM OF GLOBAL SERIES E PREFERENCE SHARE CERTIFICATE

XL CAPITAL LTD

UNLESS THIS GLOBAL SERIES E PREFERENCE SHARE CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SERIES E PREFERENCE SHARE CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SERIES E PREFERENCE SHARE CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

XL CAPITAL LTD

CUSIP:
ISIN:
Certificate No.

Fixed/Floating Series E Perpetual Non-Cumulative Preference Ordinary Shares

XL CAPITAL LTD, an exempted limited company duly organized and existing under the laws of the Cayman Islands (the “Company”), hereby certifies that [                    ] is the registered holder of [        ] Fixed/Floating Series E Perpetual Non-Cumulative Preference Ordinary Shares of the Company, par value $0.01 per share and liquidation preference of $1,000 per share (the “Series E Preference Shares”). The specific rights, preferences, limitations and other terms of the Series E Preference Shares represented hereby are set forth in, and subject to, the provisions of the resolutions of an authorized committee of the board of directors of the Company, dated as of [     ] [ ], 20[ ] (the “Committee Resolutions”), and the Memorandum and Articles of Association of the Company. Capitalized terms used herein but not defined shall have the respective meanings given them in the Committee Resolutions.

          THIS GLOBAL SERIES E PREFERENCE SHARE CERTIFICATE IS ISSUED BY the Company on this ___ day of [    ], 20[     ].

XL CAPITAL LTD

By:

Name:
Title:

ASSIGNMENT FORM

For value received the undersigned hereby sells, assigns and transfers unto:

Please insert social security or other identifying number of assignee:

Please print or type name and address, including zip code, of assignee:

__________ Series E Preference Shares and does hereby irrevocably constitute and appoint ___________ as Attorney to transfer the Series E Preference Shares on the books of the Company with full power of substitution in the premises.

Date:	Your Signature:

(Sign exactly as your name
appears on the Global Series E
Preference Share Certificate)

The issuance on the Closing Date is [          ] Series E Preference Shares. The following exchanges of a part of this Global Series E Preference Share Certificate have been made:

Date of Exchange	Amount of decrease in number of shares represented by this Global Series E Preference Share Certificate	Amount of increase in number of shares represented by this Global Series E Preference Share Certificate	Number of shares represented by this Global Series E Preference Share Certificate following such decrease or increase	Signature of authorized officer of Registrar